EXHIBIT 99.1

Citizens Community Bancorp, Inc. Achieved Record Profits for First Nine Months of Fiscal 2017 Increasing 23% from Fiscal YTD 2016

EAU CLAIRE, WI, July 31, 2017 - Citizens Community Bancorp, Inc. (the "Company") (Nasdaq: CZWI), the parent company of Citizens Community Federal N.A. (the “Bank”), today reported GAAP earnings increased 24% to $1.1 million, or $0.20 per diluted share, in its fiscal third quarter of 2017, ended June 30, 2017, compared to $875,000, or $0.16 per diluted share, for its third fiscal quarter one year ago. GAAP Earnings increased 16% from $934,000, or $0.17 per diluted share, on a linked quarter basis. For the first nine months of fiscal 2017, GAAP earnings increased 23% to $3.0 million, or $0.56 per diluted share, from $2.4 million, or $0.45 per diluted share, for the first nine months of fiscal 2016.
Core earnings (non-GAAP) increased 18% year-over-year to $1.2 million, or $0.23 per diluted share (non-GAAP), for Q3 fiscal 2017, compared to $1.1 million, or $0.20 per diluted share for Q3 fiscal 2016, and grew 34% from $933,000, or $0.17 per diluted share in the preceding quarter. For the first nine months of fiscal 2017, core earnings (non-GAAP) grew 27% to $3.5 million, or $0.66 per diluted share (non-GAAP), up from $2.8 million, or $0.52 per diluted share (non-GAAP) for the first nine months of fiscal 2016. Fiscal 2017 core earnings exclude continued merger expenditures related to the previously announced merger with Wells Financial Corp. ("Wells") (OTCQB:"WEFP"), and the cost of closing two branches finalized at the end of June and four branches closed last November, as well as other costs and proceeds itemized on the accompanying financial table "Reconciliation of GAAP Earnings and Core Earnings (non-GAAP)". Fiscal 2016 core earnings exclude merger expenditures related to the merger with Community Bank of Northern Wisconsin ("CBN") and the cost of closing three branch offices.
Core earnings is a non-GAAP measure that management believes enhances investors' ability to better understand the underlying business performance and trends related to core business activities. For a detailed reconciliation of GAAP to non-GAAP results, see the accompanying financial table "Reconciliation of GAAP Earnings and Core Earnings (non-GAAP)".
“The momentum we have built continued into the reporting quarter. We again attained record fiscal year-to-date earnings along with strong fiscal third quarter profits, fueled by growth in loan fees and service charges,” said Stephen Bianchi, President and Chief Executive Officer. “We continue to implement our strategic plan of expanding our franchise through acquisitions of quality banks in attractive new markets. Meanwhile, we are building our commercial lending business and service capabilities to replace the discontinued bank originated indirect consumer and one-to-four family loan portfolios. We are also making progress upgrading our mortgage lending systems to support future originations while working to improve operating efficiencies to boost core earnings (non-GAAP) and enhance our franchise and shareholder value.”

Acquisition of Wells Financial Corp Update
“As announced on June 29, 2017, we received approval from the Office of the Comptroller of the Currency to acquire Minnesota-based Wells Federal Bank. On Thursday, July 27, 2017, we received approval from the Minnesota Department of Commerce. The cash-and-stock deal previously announced on March 17, 2017, and valued at $39.8 million is part of the pending merger between our banks' parent companies, Citizens Community Bancorp Inc. and Wells Financial Corp. The transaction remains subject to shareholder approval from Wells. We expect this approval to be completed during our fiscal fourth quarter,” said Bianchi. The expected combined company will have approximately $934 million in total assets.
“This strategic combination is an exciting step forward as we expand our footprint in Mankato and southern Minnesota. We expect the combined franchise, with the addition of seven branch locations, to strengthen the presence and capacity of Citizens in these new markets, providing significant benefits to our clients, communities, shareholders and employees,” added Bianchi.

Third Quarter Fiscal 2017 Financial Highlights: (at or for the periods ended June 30, 2017, compared to June 30, 2016 and /or March 31, 2017)

•
GAAP net income increased 24% to $1.1 million in Q3 fiscal 2017, compared to $875,000 from a year ago, and increased 16% compared to $934,000 in Q2 fiscal 2017. Fiscal year-to-date, net income grew 23% to $3.0 million, or $0.56 per diluted share, from $2.4 million, or $0.45 per diluted share for the first nine months of fiscal 2016.

•
Expenses for acquisitions and other non-core items totaled $206,000 pretax, or $0.03 per diluted share, after-tax, in the third fiscal quarter of 2017 compared to $222,000, or $0.04 per diluted share in the third fiscal quarter of 2016. For the first nine months of fiscal 2017, non-core expenses were $860,000 pretax, or $0.10 per diluted share, after-tax, compared to $482,000, pretax, or $0.07 per diluted share after tax for the first nine months of fiscal 2016.

•
Net interest income increased 3% to $5.3 million in Q3 fiscal 2017, from $5.2 million in Q3 fiscal 2016. For the first nine months of fiscal 2017, net interest income grew 12.1% to $16.1 million compared to $14.4 million for the first nine months of fiscal 2016.

•
Total non-interest income increased 9% to $1.1 million in Q3 fiscal 2017, compared to $1.0 million in Q3 fiscal 2016. For the first nine months of fiscal 2017, total non-interest income grew 31% to $3.6 million from $2.8 million for the like period in 2016. Growth in non-interest income is being driven primarily by growth in loan fees and service charges.

•
Net interest margin (NIM) expanded 14 basis points to 3.41% for the current quarter, compared to 3.27% for Q3 fiscal 2016. For the first nine months of fiscal 2017, the NIM expanded 12 basis points from 3.24% for the nine months ended June 30, 2016 to 3.36% for the nine months ended June 30, 2017.

•
Loan fees and service charges increased 57% to $475,000 for Q3 fiscal 2017, from $302,000 for Q3 fiscal 2016. Fiscal year-to-date, loan fees and service charges grew 55% to $1.4 million, compared to $886,000 for the first nine months of fiscal 2016. The growth in loan fees and service charges is primarily due to an increase in secondary market fee income generated from customer mortgage activity and an increase in commercial loan origination and servicing fee income.

•
Interest on investments increased 47% to $591,000 for Q3 fiscal 2017, compared to $402,000 for Q3 fiscal 2016. Fiscal year-to-date 2017, interest on investments grew 17% to $1.5 million. Interest income on investments benefited from an additional $118,000 accretion receivable due to the call of the Trust Preferred bond.

•	There was no provision for loan losses; no provision for loan losses has been taken since Q1 fiscal 2016.

•	Net loans were $513.6 million at June 30, 2017, compared to $577.8 million at June 30, 2016 and $529.0 at March 31, 2017.

•
Total deposits were $519.1 million at June 30, 2017, compared to $585.2 million at June 30, 2016 and $530.9 million at March 31, 2017. Noninterest-bearing deposits increased 9% year-over-year to $49.6 million.

•	The allowance for loan and lease losses was 1.11% of total loans at June 30, 2017, compared to 1.07% one year earlier.

•
Nonperforming assets were $7.3 million, or 1.10% of total assets, at June 30, 2017, compared to $5.1 million, or 0.71% of total assets, at June 30, 2016, and $7.0 million, or 1.05% of total assets at March 31, 2017.

•	On May 25, 2017, President and CEO Stephen Bianchi was named to the Company’s board of directors.

•	The Company closed two branch offices in Lake Orion, Michigan and Ridgeland, WI, at the end of June 2017, to streamline operating efficiencies.

•	Bank capital ratios exceeded regulatory guidelines for a well-capitalized financial institution under the Basel III regulatory requirements at June 30, 2017:

	Citizens Community Federal N.A.	To Be Well Capitalized Under Prompt Corrective Action Provisions
Total capital (to risk weighted assets)	15.4%	10.0%
Tier 1 capital (to risk weighted assets)	14.2%	8.0%
Common equity tier 1 capital (to risk weighted assets)	14.2%	6.5%
Tier 1 leverage ratio (to adjusted total assets)	10.3%	5.0%

•	Tangible book value was $11.50 per share at June 30, 2017, compared to $11.35 per share a year ago.

Balance Sheet and Asset Quality Review
Total assets were $665.6 million at June 30, 2017, compared to $723.0 million at June 30, 2016, and $668.5 million at March 31, 2017. The decline in total assets from a year ago, and on a linked quarter basis, was primarily due to management’s strategic decision to discontinue originating indirect lending and to reduce concentration on one-to-four family residential loans.

The decline in the loan balances from the immediate prior quarter was also mainly due to decreased levels of one-to-four family loans and a decreased investment in indirect consumer loans. Commercial and agricultural loan balances increased over the past quarter reflecting increased focus on internally underwritten loans. Total commercial real estate loans, agricultural real estate loans and multi-family real estate loans grew 6.0% from the immediate prior quarter. Commercial and agricultural real estate loan balances have increased $16.9 million to $134.0 million, at June 30, 2017, compared to $117.1 million at September 30, 2016.

At June 30, 2017, commercial and agricultural real estate and non-real estate loans totaled 42.4% of the total loan portfolio. One to four family residential real estate loans represented 30.1% of the total loan portfolio, while consumer related non-real estate loans totaled 27.5% of the total loan portfolio.

Deposits totaled $519.1 million at June 30, 2017, compared to $585.2 million at June 30, 2016, and $530.9 million at March 31, 2017. Noninterest-bearing deposits increased $3.9 million, or 8.6%, to $49.6 million at June 30, 2017, compared to $45.7 million at March 31, 2017, and grew $4.2 million, or 9.2%, from $45.4 million at September 30, 2016. Core deposits, excluding time deposits, increased $5.1 million, or 1.8% to $280.5 million, compared to $275.5 million at March 31, 2017. “We have 14 full-service branch offices strategically located within Wisconsin, Minnesota and Michigan. The run-off in certificates of deposit are in markets we are exiting,” added Bianchi.

Federal Home Loan Bank ("FHLB") advances totaled $67.9 million at June 30, 2017, compared to $58.9 million at June 30, 2016. "We continue to use wholesale funding opportunistically to manage the reduction in deposits from the markets we have exited and to manage our cost of funds," said Bianchi. FHLB advances and other borrowings were 13.2% of total liabilities at the end of the June 30, 2017 quarter compared to 10.6% for the quarter ended June 30, 2016.

Nonperforming assets (“NPAs”) totaled $7.3 million, or 1.10% of total assets, at June 30, 2017, compared to $5.1 million, or 0.71% of total assets at June 30, 2016, and $7.0 million, or 1.05% of total assets three months earlier. The increase in NPAs at June 30, 2017, was primarily due to the deterioration of certain loans in the agricultural loan portfolio, due to concerns in the agricultural industry. “Our team is dedicated to improving our credit quality metrics,” added Bianchi. “We will continue to monitor credit trends and maintain our allowance for loan losses at the appropriate level. With low net charge-offs and an adequately funded allowance for loan losses, we have not needed to add a provision for loan losses since the first quarter of 2016.”

The allowance for loan and lease losses at June 30, 2017, totaled $5.8 million and represented 1.11% of total loans, compared to $6.2 million and 1.07% of total loans at June 30, 2016. Charged off loans totaled $111,000 and represented 0.06% of average loans on an annualized basis, at June 30, 2017. One year earlier, net charge offs totaled $142,000 and represented 0.05% of average loans on an annualized basis.

Tangible book value per share was $11.50 at June 30, 2017, compared to $11.35 at June 30, 2016, and $11.19 at March 31, 2017.

Capital ratios for the Bank continued to remain well above regulatory requirements with Tier 1 capital to risk weighted assets of 14.2% at June 30, 2017, up from 12.9% at September 30, 2016. Tier 1 leverage capital to adjusted total assets improved to 10.3% at June 30, 2017 compared to 9.3% at September 30, 2016. These regulatory ratios were higher than the required minimum levels of 8.00% for Tier 1 capital to risk weighted assets and 5.00% for Tier 1 leverage capital to adjusted total assets.

Review of Operations
Net interest income increased 2.6% to $5.3 million for the third quarter of fiscal 2017, compared to $5.2 million for the third quarter of fiscal 2016, and grew 1.7% from $5.2 million on a linked quarter basis. “When our Trust Preferred Security, acquired as part of the CBN acquisition, was called, we recorded an additional discount accretion interest receivable of $118,000. This additional interest income improved the average three-month yield on the investment securities portfolio to 2.75% for the fiscal third quarter of 2017 from 1.73% in the same quarter one year earlier. The fiscal year-to-date yield, without the accretion entry, would have been 2.09%, up from 1.83% in the same period, one year earlier,” said Mark Oldenberg, EVP and Chief Financial Officer.

For the first nine months of fiscal 2017, net interest income grew 12.1% to $16.1 million, compared to $14.4 million for the first nine months of fiscal 2016.

The NIM expanded 14 basis point to 3.41% for the fiscal third quarter of 2017, compared to 3.27% for the same quarter one year earlier, primarily due to higher earning asset yields. For the first nine months of fiscal 2017, the NIM was 3.36%, compared to 3.24% for the first nine months of fiscal 2016. The yield on the FHLB and other borrowings increased 19 basis points for the quarter ended June 30, 2017 compared to June 30, 2016 due to increased short-term rates.
No provision for loan losses was recorded during the first nine months of fiscal 2017. “We continue to be adequately reserved for potential loan losses and have not booked a provision for loan losses in more than a year,” said Oldenberg. “The balance of the allowance for loan and lease losses was $5.8 million, or 1.11% of our loan portfolio at June 30, 2017. We continue to review the adequacy of our allowance as we expand our commercial footprint and monitor credit trends in the agricultural portfolio.”
Net charge offs were $111,000 for the third quarter of fiscal 2017, compared to $142,000 a year ago and $136,000 for the second quarter of fiscal 2017. Allowance for loan and lease losses totaled 1.11%, at June 30, 2017, compared to 1.07% at June 30, 2016 and 1.09%, at March 31, 2017.

Noninterest income was $1.1 million for the third quarter of fiscal 2017, compared to $1.0 million one year ago, and $1.2 million for the immediate prior quarter. For the first nine months of fiscal 2017, noninterest income increased 30.5% to $3.6 million, compared to $2.8 million for the first nine months of fiscal 2016. The increase in noninterest income was primarily due to the substantial increase in loan fees and service charges from secondary market fee income generated by customer mortgage activity and an increase in commercial loan origination and servicing fee income.

Total noninterest expense was $4.7 million for the third quarter of fiscal 2017 compared to $4.8 million for the quarter ended June 30, 2016. Noninterest expense declined 6% from the preceding quarter, primarily due to lower compensation and benefits expenses. The FHLB borrowings prepayment fee totaled $104,000 and is included in other non-interest expense for the second quarter of fiscal 2017 and first nine months of fiscal 2017. For the first nine months of fiscal 2017, noninterest expense increased 14% to $15.2 million compared to $13.3 million for the first nine months of fiscal 2016, primarily due to professional fees associated with the merger, higher compensation and benefits expense due to the CBN acquisition and increased occupancy expense from branch closures.

These financial results are preliminary until the Form 10-Q is filed in August 2017.

About the Company

Citizens Community Bancorp, Inc. (NASDAQ: “CZWI”) is the holding company of Citizens Community Federal N.A., a national bank based in Altoona, Wisconsin, serving more than 14,000 customers in Wisconsin, Minnesota and Michigan through 14 branch locations. Its primary markets include the Chippewa Valley Region in Wisconsin, the Twin Cities and Mankato, MN, and various rural communities around these areas. The company offers traditional community banking services to businesses, Ag operators and consumers, including one-to-four family mortgages. The company’s recently announced merger with the $269 million Wells Federal Bank of Wells, MN would expand its market share in Mankato and southern Minnesota, and would add nine branch locations

(seven branch locations 95 days after closing) along with expanded services through Wells Insurance Agency, Investment Advisory Services and Mortgage Loan Servicing.

No Offer or Solicitation

This communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, any securities in any jurisdiction pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of any applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information About The Proposed Transaction and Where To Find It

Investors are urged to read the Merger Agreement for a more complete understanding of the terms of the transactions discussed herein.

This release does not constitute a solicitation of any vote or approval. In connection with the merger, the Company filed with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 and other relevant documents. STOCKHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S-4 TO BE FILED BY THE COMPANY WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED BY THE COMPANY WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

The Registration Statement, including the proxy statement/prospectus, other relevant materials, and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. Documents filed by the Company with the SEC, including the registration statement, may also be obtained free of charge from the Company’s website http://www.snl.com/IRWebLinkX/corporateprofile.aspx?iid=4091023 by clicking the “SEC Filings” heading, or by directing a request to the Company’s CEO, Stephen Bianchi at sbianchi@ccf.us.
The directors, executive officers and certain other members of management and employees of Wells may be deemed to be “participants” in the solicitation of proxies for stockholder approval. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of stockholder approval are set forth in the proxy statement/prospectus and the other relevant documents to be filed with the SEC.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained in this release are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words or phrases such as “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “planned,” “potential,” “should,” “will,” “would” or the negative of those terms or other words of similar meaning. Such forward-looking statements in this release are inherently subject to many uncertainties arising in the operations and business environment of Citizens Community Federal N.A. (“CCFBank”). These uncertainties include the timing to consummate the proposed transaction; the risk that a condition to closing of the proposed transaction may not be satisfied and the transaction may not close; the risk that a regulatory approval that may be required for the proposed transaction is delayed, is not obtained or is obtained subject to conditions that are not anticipated; the combined company’s ability to achieve the synergies and value creation contemplated by the proposed transaction; management’s ability to promptly and effectively integrate the businesses of the two companies; the diversion of management time on transaction-related issues; the effects of governmental regulation of the financial services industry; industry consolidation; technological developments and major world news events; general economic conditions, in particular, relating to consumer demand for CCFBank’s products and services; CCFBank’s ability to maintain current deposit and loan levels at current interest rates; competitive and technological developments; deteriorating credit quality, including changes in the interest rate environment reducing interest margins; prepayment speeds, loan origination and sale volumes, charge-offs and loan loss provisions; CCFBank’s ability to maintain required capital levels and adequate sources of funding and liquidity; maintaining capital requirements may limit CCFBank’s operations and potential growth; changes and trends in capital markets; competitive pressures among depository institutions; effects of critical accounting estimates and judgments; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board (FASB) or other regulatory agencies overseeing CCFBank; CCFBank’s ability to implement its cost-savings and revenue enhancement initiatives, including costs associated with its branch consolidation and new market branch growth initiatives; legislative or regulatory changes or actions or significant litigation adversely affecting CCFBank; fluctuation of the Company’s stock price; CCFBank's ability to attract and retain key personnel; CCFBank's ability to secure confidential information through the use of computer systems and telecommunications networks; and the impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Such uncertainties and other risks that may affect the Company’s performance are discussed further in Part I, Item 1A, “Risk Factors,” in the Company’s Form 10-K, for the year ended September 30, 2016 filed with the Securities and Exchange Commission on December 29, 2016. The Company undertakes no obligation to make any revisions to the forward-looking statements contained in this news release or to update them to reflect events or circumstances occurring after the date of this release.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, which management believes may be helpful in understanding the Company's results of operations or financial position and comparing results over different periods. Non-GAAP measures eliminate the impact of certain one-time expenses such as acquisition and branch closure costs and related data processing termination fees, legal costs, severance pay, accelerated depreciation expense and lease termination fees. Merger related charges represent expenses to either satisfy contractual obligations of acquired entities without any useful benefit to the Company or to convert and consolidate customer records onto the Company platforms. These costs are unique to each transaction based on the contracts in existence at the merger date. In addition, non-GAAP financial measures exclude settlement proceeds and the FHLB prepayment fee. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other banks and financial institutions.

Contact: Steve Bianchi, CEO
(715)-836-9994

CITIZENS COMMUNITY BANCORP, INC.
Consolidated Balance Sheets (unaudited)
(in thousands)

	June 30, 2017	March 31, 2017	September 30, 2016	June 30, 2016 (As Restated)
Assets
Cash and cash equivalents	$33,749	$19,850	$10,046	$21,345
Other interest bearing deposits	995	745	745	745
Securities available for sale "AFS"	78,475	79,369	80,123	84,508
Securities held to maturity "HTM"	5,653	5,984	6,669	7,163
Non-marketable equity securities, at cost	4,498	4,412	5,034	5,034
Loans receivable	519,403	534,808	574,439	584,046
Allowance for loan losses	(5,756)	(5,835)	(6,068)	(6,236)
Loans receivable, net	513,647	528,973	568,371	577,810
Office properties and equipment, net	5,023	5,163	5,338	5,576
Accrued interest receivable	1,950	1,982	2,032	1,971
Intangible assets	753	791	872	917
Goodwill	4,663	4,663	4,663	4,003
Foreclosed and repossessed assets, net	622	692	776	911
Other assets	15,613	15,829	11,196	13,026
TOTAL ASSETS	$665,641	$668,453	$695,865	$723,009
Liabilities and Stockholders’ Equity
Liabilities:
Deposits	$519,133	$530,929	$557,677	$585,224
Federal Home Loan Bank advances	67,900	60,491	59,291	58,874
Other borrowings	11,000	11,000	11,000	11,000
Other liabilities	1,598	1,653	3,353	3,529
Total liabilities	599,631	604,073	631,321	658,627
Stockholders’ equity:
Common stock— $0.01 par value, authorized 30,000,000, 5,270,895, 5,266,895 and 5,260,098 shares issued and outstanding, respectively	53	53	53	52
Additional paid-in capital	55,089	55,032	54,963	54,793
Retained earnings	11,221	10,138	9,107	8,931
Unearned deferred compensation	(214)	(190)	(193)	(179)
Accumulated other comprehensive (loss) gain	(139)	(653)	614	785
Total stockholders’ equity	66,010	64,380	64,544	64,382
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$665,641	$668,453	$695,865	$723,009

CITIZENS COMMUNITY BANCORP, INC.
Consolidated Statements of Operations (unaudited)
(in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	June 30, 2017	March 31, 2017	June 30, 2016 (As Restated)	June 30, 2017	June 30, 2016 (As Restated)
Interest and dividend income:
Interest and fees on loans	$6,030	$6,072	$6,072	$18,632	$16,623
Interest on investments	591	467	402	1,476	1,267
Total interest and dividend income	6,621	6,539	6,474	20,108	17,890
Interest expense:
Interest on deposits	1,035	1,050	1,081	3,204	2,988
Interest on FHLB borrowed funds	164	163	167	500	496
Interest on other borrowed funds	107	102	47	308	47
Total interest expense	1,306	1,315	1,295	4,012	3,531
Net interest income before provision for loan losses	5,315	5,224	5,179	16,096	14,359
Provision for loan losses	—	—	—	—	75
Net interest income after provision for loan losses	5,315	5,224	5,179	16,096	14,284
Non-interest income:
Net gains on available for sale securities	—	—	43	29	47
Service charges on deposit accounts	325	342	410	1,065	1,164
Loan fees and service charges	475	294	302	1,372	886
Settlement proceeds	—	283	—	283	—
Other	302	285	258	870	676
Total non-interest income	1,102	1,204	1,013	3,619	2,773
Non-interest expense:
Compensation and benefits	2,506	2,708	2,378	7,888	6,784
Occupancy	565	563	554	2,196	1,835
Office	304	312	350	897	864
Data processing	476	454	445	1,402	1,274
Amortization of core deposit intangible	38	38	31	119	66
Advertising, marketing and public relations	75	105	174	243	456
FDIC premium assessment	79	69	86	231	255
Professional services	382	435	333	1,218	789
Other	305	351	453	1,034	1,006
Total non-interest expense	4,730	5,035	4,804	15,228	13,329
Income before provision for income taxes	1,687	1,393	1,388	4,487	3,728
Provision for income taxes	604	459	513	1,530	1,331
Net income attributable to common stockholders	$1,083	$934	$875	$2,957	$2,397
Per share information:
Basic earnings	$0.21	$0.18	$0.16	$0.56	$0.45
Diluted earnings	$0.20	$0.17	$0.16	$0.56	$0.45
Cash dividends paid	$—	$0.16	$—	$0.16	$0.12
Book value per share at end of period	$12.52	$12.22	$12.29	$12.52	$12.29
Tangible book value per share at end of period	$11.50	$11.19	$11.35	$11.50	$11.35

Reconciliation of GAAP Earnings and Core Earnings (non-GAAP):

	Three Months Ended			Nine Months Ended
	June 30, 2017	March 31, 2017	June 30, 2016 (As Restated)	June 30, 2017	June 30, 2016 (As Restated)
	(Dollars in Thousands, except share data)
GAAP earnings before income taxes	$1,687	$1,393	$1,388	$4,487	$3,728
Merger related costs (1)	147	196	222	343	257
Branch closure costs (2)	59	4	—	696	225
Settlement proceeds (3)	—	(283)	—	(283)	—
Prepayment fee (4)	—	104	—	104	—
Core earnings before income taxes (5)	1,893	1,414	1,610	5,347	4,210
Provision for income tax on core earnings at 34%	644	481	547	1,819	1,431
Core earnings after income taxes (5)	$1,249	$933	$1,063	$3,528	$2,779
GAAP diluted earnings per share, net of tax	$0.20	$0.17	$0.16	$0.56	$0.45
Merger related costs, net of tax	0.02	0.02	0.04	0.04	0.04
Branch closure costs, net of tax	0.01	—	—	0.08	0.03
Settlement proceeds	$—	$(0.03)	$—	$(0.03)	$—
Prepayment fee	$—	$0.01	$—	$0.01	$—
Core diluted earnings per share, net of tax	$0.23	$0.17	$0.20	$0.66	$0.52

Average diluted shares outstanding	5,316,726	5,306,463	5,262,188	5,305,460	5,253,766

(1) Costs incurred are included as data processing, advertising, marketing and public relations, professional fees and other non-interest expense in the consolidated statement of operations.
(2) Branch closure costs include severance pay recorded in salaries and other benefits, accelerated depreciation expense and lease termination fees included in occupancy and other non-interest expense in the consolidated statement of operations.
(3) Settlement proceeds includes litigation income from a JP Morgan Residential Mortgage Backed Security (RMBS) claim. This JP Morgan RMBS was previously owned by the Bank and sold in 2011.
(4) The prepayment fee, includes the cost to restructure our FHLB borrowings and is included in other non-interest expense in the consolidated statement of operations.
(5) Core earnings is a non-GAAP measure that management believes enhances investors' ability to better understand the underlying business performance and trends related to core business activities.

Nonperforming Assets:

	June 30, 2017 and Three Months Ended	March 31, 2017 and Three Months Ended	September 30, 2016 and Twelve Months Ended	June 30, 2016 and Three Months Ended
Nonperforming assets:
Nonaccrual loans	6,035	$5,767	$3,191	$3,226
Accruing loans past due 90 days or more	681	576	380	979
Total nonperforming loans (“NPLs”) (1)	6,716	6,343	3,571	4,205
Other real estate owned (1)	580	647	725	835
Other collateral owned	42	45	52	76
Total nonperforming assets (“NPAs”) (1)	$7,338	$7,035	$4,348	$5,116
Troubled Debt Restructurings (“TDRs”)	$3,389	$3,471	$3,733	$5,446
Nonaccrual TDRs	$393	$404	$515	$1,026
Average outstanding loan balance	$527,106	$554,624	$512,475	$517,278
Loans, end of period	519,403	534,808	574,439	584,046
Total assets, end of period	665,528	668,453	695,865	723,009
ALL, at beginning of period	5,835	5,917	6,496	6,303
Loans charged off:
Residential real estate	(50)	(67)	(140)	(56)
Commercial/agriculture real estate	—	—	—	—
Consumer non-real estate	(54)	(67)	(460)	(86)
Commercial agriculture non-real estate	(7)	(2)	(118)
Total loans charged off	(111)	(136)	(718)	(142)
Recoveries of loans previously charged off:
Residential real estate	4	1	11	3
Commercial/agriculture real estate	—	—	—	—
Consumer non-real estate	28	52	204	72
Commercial agriculture non-real estate	—	1	—	—
Total recoveries of loans previously charged off:	32	54	215	75
Net loans charged off (“NCOs”)	(79)	(82)	(503)	(67)
Additions to ALL via provision for loan losses charged to operations	—	—	75	—
ALL, at end of period	$5,756	$5,835	$6,068	$6,236
Ratios:
ALL to NCOs (annualized)	1,821.52%	1,778.96%	1,206.36%	2,326.87%
NCOs (annualized) to average loans	0.06%	0.06%	0.10%	0.05%
ALL to total loans	1.11%	1.09%	1.06%	1.07%
NPLs to total loans	1.29%	1.19%	0.62%	0.72%
NPAs to total assets	1.10%	1.05%	0.62%	0.71%

(1) Total Nonperforming assets increased due to the CBN acquisition in Fiscal 2016. Acquired nonperforming loans were $4,289, $4,322 and $1,778 at June 30, 2017, March 31, 2017 and September 30, 2016, respectively. Acquired real estate owned property balances were $138, $160 and $212 at June 30, 2017, March 31, 2017 and September 30, 2016, respectively.

Troubled Debt Restructurings:

	June 30, 2017		March 31, 2017		September 30, 2016		June 30, 2016
	Number of Modifications	Recorded Investment	Number of Modifications	Recorded Investment	Number of Modifications	Recorded Investment	Number of Modifications	Recorded Investment
Troubled debt restructurings:
Residential real estate	28	$3,125	29	$3,110	32	$3,413	32	$3,414
Commercial/Agricultural real estate	—	—	—	—	—	—	—	—
Consumer non-real estate	20	223	23	318	21	320	25	384
Commercial/Agricultural non-real estate	1	41	1	43	—	—	—	—
Total loans	49	$3,389	53	$3,471	53	$3,733	57	$3,798

Loan Composition:

	June 30, 2017	March 31, 2017	September 30, 2016
Originated Loans:
Residential real estate:
One to four family	$136,527	$143,859	$160,961
Commercial/Agricultural real estate:
Commercial real estate	79,450	75,510	58,768
Agricultural real estate	8,428	6,817	3,418
Multi-family real estate	23,354	17,538	18,935
Construction and land development	11,951	13,166	12,977
Consumer non-real estate:
Originated indirect paper	93,887	103,021	119,073
Purchased indirect paper	33,660	38,201	49,221
Other Consumer	14,771	16,035	18,926
Commercial/Agricultural non-real estate:
Commercial non-real estate	22,308	20,236	17,969
Agricultural non-real estate	12,213	10,727	9,994
Total originated loans	$436,549	$445,110	$470,242
Acquired Loans:
Residential real estate:
One to four family	$20,208	$22,299	$26,777
Commercial/Agricultural real estate:
Commercial real estate	24,827	27,243	30,172
Agricultural real estate	21,260	21,325	24,780
Multi-family real estate	—	—	200
Construction and land development	2,036	2,248	3,603
Consumer non-real estate:
Other Consumer	415	501	789
Commercial/Agricultural non-real estate:
Commercial non-real estate	10,249	11,930	13,032
Agricultural non-real estate	4,193	4,221	4,653
Total acquired loans	$83,188	$89,767	$104,006
Total Loans:
Residential real estate:
One to four family	$156,735	$166,158	$187,738
Commercial/Agricultural real estate:
Commercial real estate	104,277	102,753	88,940
Agricultural real estate	29,688	28,142	28,198
Multi-family real estate	23,354	17,538	19,135
Construction and land development	13,987	15,414	16,580
Consumer non-real estate:
Originated indirect paper	93,887	103,021	119,073
Purchased indirect paper	33,660	38,201	49,221
Other Consumer	15,186	16,536	19,715
Commercial/Agricultural non-real estate:
Commercial non-real estate	32,557	32,166	31,001
Agricultural non-real estate	16,406	14,948	14,647
Gross loans	$519,737	$534,877	$574,248
Net deferred loan costs (fees)	(334)	(69)	191
Total loans receivable	$519,403	$534,808	$574,439

Deposit Composition:

	June 30, 2017	March 31, 2017	September 30, 2016
Non-interest bearing demand deposits	$49,582	$45,661	$45,408
Interest bearing demand deposits	49,366	53,848	48,934
Savings accounts	53,124	53,865	52,153
Money market accounts	128,435	122,080	137,234
Certificate accounts	238,626	255,475	273,948
Total deposits	$519,133	$530,929	$557,677

Average balances, Interest Yields and Rates:

	Three months ended June 30, 2017			Three months ended March 31, 2017			Three months ended June 30, 2016
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
Average interest earning assets:
Cash and cash equivalents	$17,246	$27	0.63%	$17,695	$29	0.66%	$21,118	$18	0.34%
Loans receivable	526,661	6,030	4.59%	539,276	6,072	4.57%	525,780	6,072	4.64%
Interest bearing deposits	808	4	1.99%	745	4	2.18%	2,557	10	1.57%
Investment securities (1)	84,845	582	2.75%	86,494	451	2.11%	92,102	397	1.73%
Non-marketable equity securities, at cost	4,488	48	4.29%	4,874	55	4.58%	4,831	46	3.83%
Total interest earning assets	$634,048	$6,691	4.23%	$649,084	$6,611	4.13%	$646,388	$6,543	4.07%
Average interest bearing liabilities:
Savings accounts	$47,184	$13	0.11%	$45,199	$16	0.14%	$35,825	$11	0.12%
Demand deposits	50,617	59	0.47%	52,647	61	0.47%	42,898	65	0.61%
Money market accounts	122,709	126	0.41%	124,389	127	0.41%	141,162	141	0.40%
CD’s	226,189	767	1.36%	234,842	771	1.33%	251,534	787	1.26%
IRA’s	26,852	70	1.05%	27,777	75	1.10%	27,332	77	1.13%
Total deposits	$473,551	$1,035	0.88%	$484,854	$1,050	0.88%	$498,751	$1,081	0.87%
FHLB advances and other borrowings	74,548	271	1.46%	80,391	264	1.33%	67,824	214	1.27%
Total interest bearing liabilities	$548,099	$1,306	0.96%	$565,245	$1,314	0.94%	$566,575	$1,295	0.92%
Net interest income		$5,385			$5,297			$5,248
Interest rate spread			3.27%			3.19%			3.15%
Net interest margin			3.41%			3.31%			3.27%
Average interest earning assets to average interest bearing liabilities			1.16			1.15			1.14

(1) For the 3 months ended June 30, 2017, December 31, 2016 and June 30, 2016, the average balance of the tax exempt investment securities, included in investment securities, were $31,204, $31,445 and $30,190 respectively. The interest income on tax exempt securities is computed on a tax-equivalent basis using a tax rate of 34% for all periods presented.

	Nine months ended June 30, 2017			Nine months ended June 30, 2016
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
Average interest earning assets:
Cash and cash equivalents	$15,007	$68	0.61%	$18,630	$51	0.37%
Loans receivable	542,600	18,632	4.59%	482,808	16,623	4.60%
Interest bearing deposits	770	11	1.91%	2,868	43	2.00%
Investment securities (1)	85,910	1,463	2.28%	91,420	1,250	1.83%
Non-marketable equity securities, at cost	4,847	148	4.08%	4,708	118	3.35%
Total interest earning assets	$649,134	$20,322	4.19%	$600,434	$18,085	4.02%
Average interest bearing liabilities:
Savings accounts	$45,342	$46	0.14%	$30,755	$26	0.11%
Demand deposits	50,439	194	0.51%	32,008	155	0.65%
Money market accounts	126,061	387	0.41%	142,003	436	0.41%
CD’s	235,341	2,352	1.34%	232,558	2,159	1.24%
IRA’s	27,861	225	1.08%	24,584	212	1.15%
Total deposits	$485,044	$3,204	0.88%	$461,908	$2,988	0.86%
FHLB advances and other borrowings	77,914	808	1.39%	63,231	543	1.15%
Total interest bearing liabilities	$562,958	$4,012	0.95%	$525,139	$3,531	0.90%
Net interest income		$16,310			$14,554
Interest rate spread			3.24%			3.12%
Net interest margin			3.36%			3.24%
Average interest earning assets to average interest bearing liabilities			1.15			1.14

(1) For the 9 months ended June 30, 2017 and June 30, 2016, the average balance of the tax exempt investment securities, included in investment securities, were $31,582 and $28,433 respectively. The interest income on tax exempt securities is computed on a tax-equivalent basis using a tax rate of 34% for all periods presented.

CITIZENS COMMUNITY FEDERAL N.A.
Selected Capital Composition Highlights (unaudited)

	June 30, 2017	March 31, 2017	September 30, 2016	To Be Well Capitalized Under Prompt Corrective Action Provisions
Total capital (to risk weighted assets)	15.4%	14.8%	14.1%	10.0%
Tier 1 capital (to risk weighted assets)	14.2%	13.6%	12.9%	8.0%
Common equity tier 1 capital (to risk weighted assets)	14.2%	13.6%	12.9%	6.5%
Tier 1 leverage ratio (to adjusted total assets)	10.3%	9.8%	9.3%	5.0%